UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Karlavägen 100, 115 26 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 10, 2021, Neonode Inc. (the “Company”) entered into an At Market Issuance Sales AgreementSM (the “Sales Agreement”) with B. Riley Securities with respect to an “at the market” offering program, under which the Company may, from time to time, in its sole discretion, issue and sell through B. Riley Securities, acting as sales agent, up to $25.0 million of the Company’s common stock, par value $0.001 per share (the “Shares”).

The issuance and sale, if any, of the Shares by the Company under the Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-255964) (the “Registration Statement”), filed with the Securities and Exchange Commission on May 10, 2021.

Pursuant to the Sale Agreement, B. Riley Securities may sell the Shares by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley Securities will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose).

The Company will pay B. Riley Securities a commission of 3.0% of the gross sales price per Share sold under the Sales Agreement.

The Company is not obligated to sell any Shares under the Sale Agreement. The offering of the Shares pursuant to the Sale Agreement will terminate upon the earlier to occur of (i) the issuance and sale, through B. Riley Securities, of all of the Shares subject to the Sales Agreement and (ii) termination of the Sale Agreement in accordance with its terms.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify B. Riley Securities against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 2.02. Results of Operations and Financial Condition.

On May 12, 2021, the Company reported its earnings for the three months ended March 31, 2021 (the “Earnings Release”) and posted on the Neonode website the First Quarter 2021 Presentation (the “Presentation”). A copy of the Earnings Release and the Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure

As previously announced, the Company will conduct a conference call today, Wednesday, May 12, 2021 at 10:00 a.m. ET. The presentation slides to be used during the call, attached hereto as Exhibit 99.2, will be available on the “Investor Relations” section of the Company’s website at www.neonode.com immediately prior to the call.  The information contained in, or that can be accessed through the Company’s website is not a part of this filing.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	At Market Issuance Sales Agreement, dated May 7, 2021, by and between Neonode Inc. and B. Riley Securities, Inc. (incorporated by reference to Exhibit 1.2 of the registrant’s registration statement on Form S-3 (File No. 333-255964) filed on May 10, 2021)
Exhibit 99.1	Earnings Release of the Company dated May 12, 2021
Exhibit 99.2	First Quarter 2021 Presentation of Neonode

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2021	NEONODE INC.

	By:	/s/ Maria Ek
	Name:	Maria Ek
	Title:	Chief Financial Officer

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